UNIVERSAL GUARDIAN HOLDINGS, INC.
             AND STRATEGIC SECURITY SOLUTIONS INTERNATIONAL LIMITED

                     Pro Forma Combined Financial Statements
                                   (unaudited)


                                    Contents

                                                                                               Page
                                                                                               ----

Pro Forma Financial Statements:
      Combined Balance Sheet as of June 30, 2004 (unaudited)                                    F-2
      Combined Statements of Operations for the six months ended June 30, 2004 (unaudited)      F-3
      Combined Statements of Operations for the year ended December 31, 2003 (unaudited)        F-4
      Notes to Combined Financial Statements (unaudited)                                        F-5

                        UNIVERSAL GUARDIAN HOLDINGS, INC.
             AND STRATEGIC SECURITY SOLUTIONS INTERNATIONAL LIMITED

                        Pro Forma Combined Balance Sheet
                                  June 30, 2004
                                   (Unaudited)



                                                                     UGHO          SSSI          Adjustments    Pro forma
                                                                 -------------  ------------     ------------  ------------
                             ASSETS

CURRENT ASSETS
    Cash and cash equivalents                                    $  1,331,858   $   127,034      $             $ 1,458,892
    Accounts receivable, net                                                -       220,767                        220,767
    Deposits and other current assets                                  77,603        24,499                        102,102

                                                                 -------------  ------------     ------------  ------------
TOTAL CURRENT ASSETS                                                1,409,461       372,300                -     1,781,761

PROPERTY AND EQUIPMENT, net                                            16,989       177,847                        194,836
Customer lists                                                              -                  a   3,525,092     3,525,092
OTHER ASSETS                                                           20,447                                       20,447

                                                                 -------------  ------------     ------------  ------------
TOTAL ASSETS                                                     $  1,446,897   $   550,147      $ 3,525,092   $ 5,522,136
                                                                 =============  ============     ============  ============


               LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
    Accounts payable                                             $    691,161   $   361,140      $             $  1,052,301
    Accrued expenses                                                  445,115       325,894                        771,009
    Accrued expenses - related parties                                 20,181                                       20,181
    Accrued registration obligation                                   135,000                                      135,000
    Accrued warrant liability                                         449,706                                      449,706
    Deferred revenue                                                                 50,001                         50,001
    Income tax payable                                                               60,524                         60,524
    Accrued obligation under abandoned lease                          200,000                                      200,000
    Capital lease obligation, current portion                           5,235                                        5,235
    Notes payable, related parties                                     30,633                                       30,633

                                                                 -------------  ------------     ------------  ------------
TOTAL CURRENT LIABILITIES                                           1,977,031       797,559                -     2,774,590

CAPITAL LEASE OBLIGATION, less current portion                          3,873                                        3,873

                                                                 -------------  ------------     ------------  ------------
TOTAL LIABILITIES                                                   1,980,904       797,559                -     2,778,463
                                                                 -------------  ------------     ------------  ------------

SERIES 'A' PREFERRED STOCK OF SUBSIDIARY - UNIVERSAL GUARDIAN
   CORPORATION                                                         41,368                                       41,368

COMMITMENTS AND CONTINGENCIES                                               -             -                -             -

STOCKHOLDERS' DEFICIT
    Series 'A' convertible preferred stock, cumulative 7%
      $0.001 par value, 5,000,000 shares authorized:
      600 shares issued and outstanding ($96,250 of
      dividends in arrears)                                                 1                                            1
    Common stock; $0.001 par value; 50,000,000 shares authrized;
      31,279,879 and 35,381,373 (pro forma) shares issued and
      outstanding                                                      31,280           379    a       3,722        35,381
    Additional paid-in capital                                      7,442,850                  a   3,273,579    10,716,429
    Prepaid consulting fee                                           (100,000)                                    (100,000)
    Other comprehensive loss                                                           (476)   a         476             -
    Accumulated deficit                                            (7,949,506)     (247,315)   a     247,315    (7,949,506)

                                                                 -------------  ------------     ------------  ------------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                 (575,375)     (247,412)       3,525,092     2,702,305
                                                                 -------------  ------------     ------------  ------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                      $  1,446,897   $   550,147      $ 3,525,092   $ 5,522,136
                                                                 =============  ============     ============  ============

                                                                            -             -                -             -

              See notes to pro forma combined financial statements

                        UNIVERSAL GUARDIAN HOLDINGS, INC.
             AND STRATEGIC SECURITY SOLUTIONS INTERNATIONAL LIMITED

                   Pro Forma Combined Statement of Operations
                     For the Six Months Ended June 30, 2004
                                   (unaudited)


                                                 UGHO           SSSI              Adjustments    Pro forma
                                              -----------   -------------      -------------     -------------
NET REVENUE                                   $        -    $  2,001,589       $          -      $  2,001,589

COST OF REVENUE                                        -       1,263,079                  -         1,263,079

                                              -----------   -------------      -------------     -------------
GROSS PROFIT                                           -         738,510                  -           738,510

SELLING, GENERAL AND
    ADMINISTRATIVE EXPENSES                    1,913,969         520,000     b      587,515         3,021,484
                                              -----------   -------------      -------------     -------------

LOSS FROM OPERATIONS                           (1,913,969)       218,510           (587,515)       (2,282,974)
                                              -----------   -------------      -------------     -------------

OTHER INCOME (EXPENSE)
    Interest expense                              (1,367)         (2,914)                              (4,281)
    Financing costs                             (156,968)                                            (156,968)
    Interest income                                  449              21                                  470
    Gain on settlement with former landlord      742,456                                              742,456
    Other                                        130,317                                              130,317

                                              -----------   -------------      -------------     -------------
TOTAL OTHER INCOME (EXPENSE)                     714,887          (2,893)                 -           711,994
                                              -----------   -------------      -------------     -------------

LOSS BEFORE PROVISION FOR INCOME TAXES         (1,199,082)       215,617           (587,515)       (1,570,980)

PROVISION FOR INCOME TAXES                             -          58,249                  -                 -
                                              -----------   -------------      -------------     -------------

NET LOSS                                       (1,199,082)       157,368           (587,515)       (1,570,980)
                                              ===========   =============      =============     =============

PREFERRED STOCK DIVIDENDS                        (36,448)              -                  -           (36,448)
                                              -----------   -------------      -------------     -------------

NET LOSS ATTRIBUTABLE
    TO COMMON STOCKHOLDERS                    $(1,235,530)       157,368           (587,515)       (1,607,428)
                                              ===========   =============      =============     =============

NET LOSS PER SHARE:
    BASIC AND DILUTED                              (0.05)                                               (0.05)
                                              ===========                                        =============


WEIGHTED AVERAGE SHARES OUTSTANDING:
    BASIC AND DILUTED                          27,046,791                                          31,148,285
                                              ===========                                        =============


              See notes to pro forma combined financial statements

                        UNIVERSAL GUARDIAN HOLDINGS, INC.
             AND STRATEGIC SECURITY SOLUTIONS INTERNATIONAL LIMITED

                   Pro Forma Combined Statement of Operations
                      For the Year Ended December 31, 2003
                                   (unaudited)

                                                 UGHO           SSSI            Adjustments        Pro forma
                                              -----------   -------------      -------------     -------------
NET REVENUE                                   $3,746,282    $  2,504,109       $          -      $  6,250,391

COST OF REVENUE                                3,186,886       2,227,776                  -         5,414,662

                                              -----------   -------------      -------------     -------------
GROSS PROFIT                                     559,396         276,333                  -           835,729

SELLING, GENERAL AND
    ADMINISTRATIVE EXPENSES                    5,759,215         500,693     b    1,175,031         7,434,939
                                              -----------   -------------      -------------     -------------

LOSS FROM OPERATIONS                           (5,199,819)      (224,360)        (1,175,031)       (6,599,210)
                                              -----------   -------------      -------------     -------------

OTHER INCOME (EXPENSE)
    Interest expense                             (81,973)        (11,451)                             (93,424)
    Financing costs                             (205,000)                                            (205,000)
    Interest income                              177,602              84                              177,686

                                              -----------   -------------      -------------     -------------
TOTAL OTHER INCOME (EXPENSE)                    (109,371)        (11,367)                 -          (120,738)
                                              -----------   -------------      -------------     -------------

LOSS BEFORE PROVISION FOR INCOME TAXES         (5,309,190)      (235,727)        (1,175,031)       (6,719,948)

PROVISION FOR INCOME TAXES                             -          16,449                  -                 -
                                              -----------   -------------      -------------     -------------

NET LOSS                                       (5,309,190)      (252,176)        (1,175,031)       (6,719,948)
                                              ===========   =============      =============     =============

PREFERRED STOCK DIVIDENDS                       (117,181)              -                  -          (117,181)
                                              -----------   -------------      -------------     -------------

NET LOSS ATTRIBUTABLE
    TO COMMON STOCKHOLDERS                    $(5,426,371)      (252,176)        (1,175,031)       (6,837,129)
                                              ===========   =============      =============     =============

NET LOSS PER SHARE:
    BASIC AND DILUTED                              (0.31)                                               (0.31)
                                              ===========                                        =============


WEIGHTED AVERAGE SHARES OUTSTANDING:
    BASIC AND DILUTED                          17,697,954                                          21,799,448
                                              ===========                                        =============

              See notes to pro forma combined financial statements

                        UNIVERSAL GUARDIAN HOLDINGS, INC.
             AND STRATEGIC SECURITY SOLUTIONS INTERNATIONAL LIMITED

                 Notes To Pro Form Combined Financial Statements


NOTE 1 - BASIS OF PRESENTATION

On July 1, 2004, Universal Guardian Holdings, Inc. ("UGHO") acquired, through its wholly-owned Secure Risks Ltd. subsidiary ("Secure Risks"), all of the outstanding shares of Strategic Security Solutions International Limited ("SSSI") and the operations of BVI and Tag 24, pursuant to a share exchange. Pursuant to the terms of an Agreement And Plan Of Share Exchange, Secure Risks acquired all of the capital stock of SSSI from its shareholders, while in payment therefore UGHO issued 4,101,494 unregistered UGHO common shares to SSSI's shareholders, all of whom have continued as either employees or consultants. The accompanying pro forma combined balance sheet presents the accounts of UGHO and SSSI as if the acquisition of SSSI by UGHO through Secure Risks occurred on June 30, 2004. The accompanying pro forma combined statements of operations present the accounts of UGHO and SSSI for the year ended December 31, 2003 and the six months ended June 30, 2004 as if the acquisition occurred on January 1, 2003.

The following adjustments would be required if the acquisition occurred as indicated above:

a. To allocate the purchase price of $3,277,680 to the fair value of the net assets acquired. The excess purchase price was allocated to customer lists which are being amortized over their estimated life of 36 months.

b. To record amortization of customer lists over their estimated useful life of 36 months.